Exhibit 99.1

345 E. Main St. Warsaw, IN 46580 www.zimmer.com	NEWS

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports Second Quarter 2014

Financial Results

•	Net Sales of $1.18 billion represent an increase of 1.2% reported over the prior year period (an increase of 0.9% constant currency)

•	Diluted EPS for the second quarter were $1.03 reported, an increase of 15.7% over the prior year period, and $1.49 adjusted, an increase of 4.2% over the prior year period

•	Company updates sales and earnings guidance for full-year 2014

(WARSAW, IN) July 24, 2014—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended June 30, 2014. The Company reported second quarter net sales of $1.18 billion, an increase of 1.2% reported and 0.9% constant currency over the second quarter of 2013. Diluted earnings per share for the quarter were $1.03 reported and $1.49 adjusted, an increase of 4.2% adjusted over the prior year period.

“The second quarter was marked by solid sales growth in a number of product categories and geographies, as we continued the ongoing commercialization of innovative new solutions and made further progress on our operational excellence programs,” said David Dvorak, President and CEO of Zimmer. “Our confidence in the opportunity to create value in the musculoskeletal market remains strong. In addition, we are excited about the progress we are making in working with the Biomet leadership team to plan our combination, and we continue to anticipate closing the merger in the first quarter of 2015.”

Net earnings for the second quarter were $176.5 million on a reported basis and $254.7 million on an adjusted basis, an increase of 4.6% adjusted over the prior year period. Operating cash flow for the second quarter was $254.1 million.

Also in the quarter, the Company paid $36.9 million in dividends and declared a second quarter dividend of $0.22 per share, an increase of 10% over the prior year period.

Guidance

The Company updated its full-year revenue and EPS guidance for 2014. Full-year revenues are now expected to increase between 2.0% and 3.0% on a constant currency basis from 2013. Previously, the Company had estimated full-year revenues would increase between 3.0% and 5.0%, constant currency. The Company continues to expect foreign currency translation to decrease revenues by approximately 0.5% for the full year, resulting in reported revenue growth between 1.5% and 2.5%.

The Company now projects full-year 2014 diluted earnings per share to be in a range of $4.65 to $4.75 on a reported basis and $6.00 to $6.10 on an adjusted basis. Prior guidance for full-year 2014 reported and adjusted diluted earnings per share was $4.90 to $5.10 and $6.00 to $6.20, respectively. This updated guidance reflects estimated charges for inventory and manufacturing related expenses, quality and operational excellence initiatives, certain claims and special items of $250 million on a pre-tax basis, and an additional $70 million for expenses related to the pending Biomet merger, totaling $320 million or approximately $1.35 per diluted share, on an after-tax basis.

Conference Call

The Company will conduct its second quarter 2014 investor conference call today, July 24, 2014, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference call.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. Conference ID 59090489 may be used to access the call. A digital recording will be available two hours after the completion of the conference call from July 24, 2014, to August 24, 2014. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367. International callers should dial (404) 537-3406 and enter the conference ID 59090489.

Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and six months, on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2014

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$640	(3)%	(3)%
Europe	335	9	5
Asia Pacific	208	3	7

Total	1,183	1	1
Product Categories
Reconstructive
Americas	473	(1)	—
Europe	260	9	5
Asia Pacific	157	3	7

Total	890	3	2
Knees
Americas	282	—	—
Europe	133	13	9
Asia Pacific	83	1	5

Total	498	4	3
Hips
Americas	153	(2)	(2)
Europe	117	3	(1)
Asia Pacific	71	4	8

Total	341	1	—
Extremities	51	6	5
Dental	61	(1)	(1)
Trauma	79	7	6
Spine	52	(4)	(4)
Surgical and other	101	(10)	(10)

NET SALES - SIX MONTHS ENDED JUNE 30, 2014

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$1,278	(1)%	(1)%
Europe	662	8	5
Asia Pacific	404	2	8

Total	2,344	2	2
Product Categories
Reconstructive
Americas	946	1	1
Europe	517	7	5
Asia Pacific	299	1	8

Total	1,762	3	3
Knees
Americas	566	1	2
Europe	264	10	7
Asia Pacific	156	1	8

Total	986	4	4
Hips
Americas	303	(2)	(1)
Europe	233	3	—
Asia Pacific	137	1	7

Total	673	1	1
Extremities	103	7	7
Dental	122	1	—
Trauma	159	2	2
Spine	100	(1)	(2)
Surgical and other	201	(5)	(4)

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2013 sales were approximately $4.6 billion. Zimmer is supported by the efforts of more than 9,000 employees worldwide.

Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, special items, the provision for certain Durom® Acetabular Component product claims, other expenses related to the pending Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zimmer’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger of Zimmer and LVB will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to Zimmer’s ability to successfully integrate the operations, products and employees of Zimmer and Biomet; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on Zimmer’s and Biomet’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; risks relating to the value of the Zimmer shares to be issued in the transaction; access to available financing (including financing for the acquisition or refinancing of Zimmer’s or Biomet’s debt) on reasonable terms, including the risk that any condition to the closing of the financing committed for the proposed merger and refinancing of Zimmer’s debt is not satisfied; the outcome of any legal proceedings related to the proposed merger; the risks and uncertainties normally incidental to the orthopaedic industry, including price and product competition; the success of the companies’ quality and operational excellence initiatives; changes in customer demand for Zimmer’s or Biomet’s products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of Zimmer’s or Biomet’s products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market Zimmer’s and Biomet’s products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see Zimmer’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmer.com or on request from Zimmer. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2014 and 2013

(in millions, except per share amounts, unaudited)

	2014	2013
Net Sales	$1,182.9	$1,169.5
Cost of products sold	333.2	323.6

Gross Profit	849.7	845.9

Research and development	48.1	54.9
Selling, general and administrative	455.8	458.0
Certain claims	21.8	47.0
Special items	64.7	75.6

Operating expenses	590.4	635.5

Operating Profit	259.3	210.4
Other expense	(10.0)	—
Interest income	2.9	3.9
Interest expense	(15.8)	(18.3)

Earnings before income taxes	236.4	196.0
Provision for income taxes	60.3	44.3

Net earnings	176.1	151.7
Less: Net loss attributable to noncontrolling interest	(0.4)	(0.4)

Net Earnings of Zimmer Holdings, Inc.	$176.5	$152.1

Earnings Per Common Share
Basic	$1.05	$0.90
Diluted	$1.03	$0.89
Weighted Average Common Shares Outstanding
Basic	168.4	168.8
Diluted	171.0	170.7
Cash dividends declared per common share	$0.22	$0.20

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 and 2013

(in millions, except per share amounts, unaudited)

	2014	2013
Net Sales	$2,344.4	$2,308.4
Cost of products sold	638.6	616.5

Gross Profit	1,705.8	1,691.9

Research and development	95.6	108.4
Selling, general and administrative	920.1	918.8
Certain claims	21.8	47.0
Special items	110.6	109.1

Operating expenses	1,148.1	1,183.3

Operating Profit	557.7	508.6
Other expense	(10.0)	—
Interest income	5.4	7.6
Interest expense	(30.8)	(36.5)

Earnings before income taxes	522.3	479.7
Provision for income taxes	125.1	110.0

Net earnings	397.2	369.7
Less: Net loss attributable to noncontrolling interest	(0.8)	(1.0)

Net Earnings of Zimmer Holdings, Inc.	$398.0	$370.7

Earnings Per Common Share
Basic	$2.36	$2.20
Diluted	$2.32	$2.17
Weighted Average Common Shares Outstanding
Basic	168.7	168.8
Diluted	171.4	170.7
Cash dividends declared per common share	$0.44	$0.40

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$968.7	$1,080.6
Short-term investments	729.3	727.0
Receivables, net	950.2	936.6
Inventories	1,147.2	1,074.5
Other current assets	434.4	379.0

Total current assets	4,229.8	4,197.7
Property, plant and equipment, net	1,275.4	1,224.7
Goodwill	2,611.1	2,611.2
Intangible assets, net	646.5	707.7
Other assets	875.5	839.3

Total Assets	$9,638.3	$9,580.6

Liabilities and Stockholders’ Equity
Current liabilities	$952.9	$1,031.6
Other long-term liabilities	545.7	576.6
Long-term debt	1,687.4	1,672.3
Stockholders’ equity	6,452.3	6,300.1

Total Liabilities and Stockholders’ Equity	$9,638.3	$9,580.6

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 and 2013

(in millions, unaudited)

	2014	2013
Cash flows provided by (used in) operating activities
Net earnings	$397.2	$369.7
Depreciation and amortization	192.3	176.5
Share-based compensation	24.2	26.2
Income tax benefits from employee stock compensation plans	28.8	21.8
Excess income tax benefits from employee stock compensation plans	(8.6)	(5.1)
Inventory step-up	4.2	2.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(114.4)	(47.8)
Receivables	(14.7)	(90.0)
Inventories	(85.2)	(86.2)
Accounts payable and accrued expenses	(1.7)	8.8
Other assets and liabilities	20.8	(6.1)

Net cash provided by operating activities	442.9	370.2

Cash flows provided by (used in) investing activities
Additions to instruments	(112.0)	(116.3)
Additions to other property, plant and equipment	(63.4)	(40.3)
Purchases of investments	(783.3)	(366.0)
Sales of investments	691.4	475.4
Investments in other assets	(1.4)	(74.4)

Net cash used in investing activities	(268.7)	(121.6)

Cash flows provided by (used in) financing activities
Net payments under revolving credit facilities	0.5	(100.1)
Dividends paid to stockholders	(70.9)	(64.5)
Proceeds from employee stock compensation plans	218.9	216.7
Excess income tax benefits from employee stock compensation plans	8.6	5.1
Purchase of additional shares from noncontrolling interest	—	(1.8)
Debt issuance costs	(47.7)	—
Repurchase of common stock	(400.5)	(460.8)

Net cash used in financing activities	(291.1)	(405.4)

Effect of exchange rates on cash and cash equivalents	5.0	(17.6)

Decrease in cash and cash equivalents	(111.9)	(174.4)
Cash and cash equivalents, beginning of period	1,080.6	884.3

Cash and cash equivalents, end of period	$968.7	$709.9

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2014 and 2013

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Inc/(Dec)	2014	2013	% Inc/(Dec)
Americas	$639.7	$660.1	(3)%	$1,278.4	$1,294.8	(1)%
Europe	334.7	307.5	9	661.6	615.0	8
Asia Pacific	208.5	201.9	3	404.4	398.6	2

Total	$1,182.9	$1,169.5	1	$2,344.4	$2,308.4	2

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2014 and 2013

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Inc/(Dec)	2014	2013	% Inc/(Dec)
Reconstructive
Knees	$497.9	$481.0	4%	$985.8	$952.0	4%
Hips	341.0	338.4	1	672.7	669.2	1
Extremities	51.5	48.6	6	103.6	96.4	7

	890.4	868.0	3	1,762.1	1,717.6	3
Dental	61.1	61.4	(1)	122.1	121.1	1
Trauma	78.8	74.1	7	158.5	156.1	2
Spine	52.2	54.2	(4)	100.5	101.9	(1)
Surgical and other	100.4	111.8	(10)	201.2	211.7	(5)

Total	$1,182.9	$1,169.5	1	$2,344.4	$2,308.4	2

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended
	June 30, 2014
		Foreign	Constant
	Reported	Exchange	Currency
	% Change	Impact	% Change
Geographic Segments
Americas	(3)%	—%	(3)%
Europe	9	4	5
Asia Pacific	3	(4)	7
Total	1	—	1
Product Categories
Reconstructive
Americas	(1)	(1)	—
Europe	9	4	5
Asia Pacific	3	(4)	7
Total	3	1	2
Knees
Americas	—	—	—
Europe	13	4	9
Asia Pacific	1	(4)	5
Total	4	1	3
Hips
Americas	(2)	—	(2)
Europe	3	4	(1)
Asia Pacific	4	(4)	8
Total	1	1	—
Extremities	6	1	5
Dental	(1)	—	(1)
Trauma	7	1	6
Spine	(4)	—	(4)
Surgical and other	(10)	—	(10)

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Six Months Ended
	June 30, 2014
		Foreign	Constant
	Reported	Exchange	Currency
	% Change	Impact	% Change
Geographic Segments
Americas	(1)%	—%	(1)%
Europe	8	3	5
Asia Pacific	2	(6)	8
Total	2	—	2
Product Categories
Reconstructive
Americas	1	—	1
Europe	7	2	5
Asia Pacific	1	(7)	8
Total	3	—	3
Knees
Americas	1	(1)	2
Europe	10	3	7
Asia Pacific	1	(7)	8
Total	4	—	4
Hips
Americas	(2)	(1)	(1)
Europe	3	3	—
Asia Pacific	1	(6)	7
Total	1	—	1
Extremities	7	—	7
Dental	1	1	—
Trauma	2	—	2
Spine	(1)	1	(2)
Surgical and other	(5)	(1)	(4)

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended June 30, 2014 and 2013

(in millions, unaudited)

	Three Months
	Ended June 30,
	2014	2013
Net Earnings of Zimmer Holdings, Inc.	$176.5	$152.1
Inventory step-up and other inventory and manufacturing related charges	9.6	11.7
Certain claims	21.8	47.0
Special items	64.7	75.6
Other expense on Biomet merger financing	10.0	—
Taxes on above items*	(27.9)	(43.0)

Adjusted Net Earnings	$254.7	$243.4

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Six Months Ended June 30, 2014 and 2013

(in millions, unaudited)

	Six Months
	Ended June 30,
	2014	2013
Net Earnings of Zimmer Holdings, Inc.	$398.0	$370.7
Inventory step-up and other inventory and manufacturing related charges	17.3	13.9
Certain claims	21.8	47.0
Special items	110.6	109.1
Other expense on Biomet merger financing	10.0	—
Taxes on above items*	(44.9)	(56.5)

Adjusted Net Earnings	$512.8	$484.2

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended June 30, 2014 and 2013

(unaudited)

	Three Months
	Ended June 30,
	2014	2013
Diluted EPS	$1.03	$0.89
Inventory step-up and other inventory and manufacturing related charges	0.05	0.07
Certain claims	0.13	0.28
Special items	0.38	0.44
Other expense on Biomet merger financing	0.06	—
Taxes on above items*	(0.16)	(0.25)

Adjusted Diluted EPS	$1.49	$1.43

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Six Months Ended June 30, 2014 and 2013

(unaudited)

	Six Months
	Ended June 30,
	2014	2013
Diluted EPS	$2.32	$2.17
Inventory step-up and other inventory and manufacturing related charges	0.10	0.08
Certain claims	0.13	0.28
Special items	0.64	0.64
Other expense on Biomet merger financing	0.06	—
Taxes on above items*	(0.26)	(0.33)

Adjusted Diluted EPS	$2.99	$2.84

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2014 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

	Low	High
Projected Year Ended December 31, 2014:
Diluted EPS	$4.65	$4.75
Inventory step-up and other inventory and manufacturing related charges, special items and other expense	1.73	1.73
Certain claims	0.13	0.13
Taxes on above items*	(0.51)	(0.51)

Adjusted Diluted EPS	$6.00	$6.10

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items have been or are projected to be incurred.